Exhibit 99.1

PHAZAR CORP Announces Third Quarter 2010 Financial Results

MINERAL WELLS, Texas--(BUSINESS WIRE)--March 16, 2010--PHAZAR CORP, (NASDAQ: ANTP) announced today the unaudited results of operations for the three and nine month periods ended February 28, 2010.

Third Quarter Fiscal Year 2010

Revenues of $1,974,013 for the third quarter increased 30% compared to $1,512,889 for the same period last year, representing a significant upturn in the commercial products segment of our business. Gross profit margins for the quarter at 51% continue to remain strong, up 13% from the 38% in the prior year. Lower raw material costs, redirecting indirect labor to sales and administrative expense and an improved product mix were responsible for the improvement.

Sales and administrative expenses were up $447,990, or 75%, which included wages associated with newly hired employees servicing the mesh radio products and indirect labor costs. Research and development costs of $197,798 were down $147,565, or 43% for the three months ended February 28, 2010 compared to $345,363 in prior year. The costs incurred are a combination of continued development on the mesh product line and new antenna designs for the commercial market.

The Company recognized a net loss of $160,576, or $.07 per share for the third quarter, compared to net loss of $241,039, or $.10 per share, in last year's fiscal third quarter.

Commenting on the quarter, Garland P. Asher, Chairman and CEO, said, “After showing substantial sales and incoming order improvement in December and January over the prior year, the sluggish tone returned in the month of February for both. Further, the sales and order picture was mixed. While we continued to see very solid gains in commercial lines, the traditional government based orders remain the weakest part of our business. On a more positive note the gross margin improvement achieved in the second fiscal quarter continued in the third, which has allowed us to continue our R&D investment and our cash position remains strong at over two million dollars.”

Nine Month Period Ending February 28, 2010

The Company reported revenues for the nine month period of $5,905,777, an increase of 5 % compared to $5,649,768 for the comparable period last year. Net loss for the nine month period was $368,597, or $.16 per share compared to net loss of $299,950, or $.13 per share for the comparable period last year.

Backlog of Orders

The Company's backlog of orders on February 28, 2010, totaled $1,457,463 compared to $1,874,174 at February 28, 2009, a decrease of 22%. Backlog at our May 31, 2009 year-end and our second quarter of fiscal year 2010 were $1,741,746 and $2,132,708, respectively. Incoming orders for the nine month period totaled $5,565,624 versus $5,074,043 for the comparable period last year.

More information and analysis of PHAZAR CORP’s financial results will be provided in the management discussion and analysis of financial condition and results of operations in the Form 10-Q for the third quarter ended February 28, 2010, to be filed with the Securities and Exchange Commission on or around April 14, 2010.

The Form 10-Q will be available at the SEC’s website at www.sec.gov and PHAZAR CORP’S website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com, www.truemeshnetworks.com and www.phazar.com.

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 28, 2010 AND 2009

(Unaudited)

	Three Months Ended		Nine Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

Sales and contract revenues	$1,974,013	$1,512,889	$5,905,777	$5,649,768
Cost of sales and contracts	974,726	955,875	2,999,790	3,770,616
Gross Profit	999,287	557,014	2,905,987	1,879,152
Gross Profit Margin %	50.6%	36.8%	49.2%	33.3%

Selling, general and administration expenses	1,042,921	594,931	2,628,966	1,816,034
Research and development costs	197,798	345,363	891,488	728,400
Total selling, general and administration expenses	1,240,719	940,294	3,520,454	2.544,434

Operating Loss	(241,432)	(383,280)	(614,467)	(665,282)

Other Income (expense)
Interest income (expense)	(2,332)	15,210	1,148	134,758
Other income	467	4,243	54,839	41,073
Total Other Income (expense)	(1,865)	19,453	55,987	175,831

Loss from operations before income taxes	(243,297)	(363,827)	(558,480)	(489,451)

Income tax benefit	(82,721)	(122,788)	(189,883)	(189,501)

Net Loss	$(160,576)	$(241,039)	$(368,597)	$(299,950)

Basic loss per common share	$(0.07)	$(0.10)	$(0.16)	$(0.13)

Diluted loss per common share	$(0.07)	$(0.10)	$(0.16)	$(0.13)

Weighted Average of Common Shares Outstanding
Basic	2,301,357	2,366,072	2,299,257	2,364,696
Diluted	2,301,357	2,366,072	2,299,257	2,364,696

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
FEBRUARY 28, 2010 AND MAY 31, 2009

ASSETS

	February 28, 2010	May 31, 2009
	(Unaudited)	(Audited)
CURRENT ASSETS
Cash and cash equivalents	$2,159,576	$3,320,647
Accounts receivable:
Trade, net of allowance for doubtful accounts
of $2,002 as of February 28, 2010 and May 31, 2009	1,152,345	663,499
Other	339,993	-
Inventories	2,922,828	2,531,816
Prepaid expenses and other assets	156,759	76,261
Income taxes receivable	127,281	343,145
Deferred income taxes	76,903	74,853

Total current assets	6,935,685	7,010,221

Property and equipment, net	1,173,194	1,140,141

Long – term deferred income tax	156,780	116,995
TOTAL ASSETS	$8,265,659	$8,267,357

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$228,492	$215,840
Accrued expenses	554,806	486,666
Deferred revenues	128,874	16,884

Total current liabilities	912,172	719,390

TOTAL LIABILITIES	912,172	719,390

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS’ EQUITY
Preferred Stock, $1 par, 2,000,000 shares authorized, none
issued or outstanding, attributes to be determined when issued
Common stock, $0.01 par, 6,000,000 shares authorized
2,376,728 and 2,371,728 issued and outstanding	23,768	23,718
Additional paid in capital	4,158,849	3,974,476
Treasury stock, at cost, 74,691 and 71,341 shares in 2010
and 2009	(215,918)	(205,611)
Retained earnings	3,386,788	3,755,384

Total shareholders’ equity	7,353,488	7,547,967

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,265,659	$8,267,357

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED FEBRUARY 28, 2010 AND 2009

	(Unaudited)
	Nine Months Ended

	February 28,	February 28,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(368,597)	$(299,950)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	103,014	83,567
Stock based compensation	184,425	213,881
Tax benefit for employee stock options exercised	-	-
Deferred federal income tax	(41,836)	(54,685)
Changes in assets and liabilities:
Accounts receivable, trade	(488,846)	312,781
Accounts receivable, other	(339,993)	-
Inventory	(391,012)	(725,491)
Income taxes receivable	215,864	(157,851)
Prepaid expenses	(80,498)	(17,687)
Accounts payable	12,652	(46,248)
Accrued expenses	68,140	(101,946)
Deferred revenues	111,990	(315,654)
Net cash used in operating activities	(1,014,697)	(1,109,283)

CASH FLOWS FROM INVESTING ACTIVITIES:
Redemption of marketable securities	-	2,650,000
Purchase of property and equipment	(136,067)	(207,394)
Purchase of treasury stock	(10,307)	(26,788)
Net cash provided by (used in) investing activities	(146,374)	2,415,818

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	-	-
Federal income tax benefit-stock options exercised	-	-
Net cash provided by financing activities	-	-

Net increase(decrease) in cash and cash equivalents	(1,161,071)	1,306,535
CASH AND CASH EQUIVALENTS, beginning of period	3,320,647	2,446,563
CASH AND CASH EQUIVALENTS, end of period	$2,159,576	$3,753,098

CONTACT:
Antenna Products Corporation
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com